EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-205428) of Cable One, Inc. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cable One, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

May 20, 2022